                                                                EXHIBIT 99(k)(5)

                               The Colonial Funds
                                The Newport Funds
                             The Crabbe Huson Funds
                    Stein Roe Advisor Tax-Managed Growth Fund
                    Stein Roe Advisor Tax-Managed Value Fund
             Liberty-Stein Roe Advisor Floating Rate Advantage Fund
                       Colonial Investment Grade Bond Fund
                          Rule 12b-1 Distribution Plan
                                January 14, 2000

     Each Massachusetts Business Trust (Trust) designated in Appendix 1 as revised from time to time, acting severally, adopts the following distribution plan (the Plan) pursuant to Rule 12b-1 (the Rule) under the Investment Company Act of 1940 (Act) on behalf of each Fund in that Trust.

I.   A.   PLANS APPLYING TO CLASS A, B AND C SHARES

     Except as indicated below, each Fund having Class A, B or C Shares shall pay a service fee at the annual rate of 0.25% of the net assets of its Class A, B and C Shares, and a distribution fee at the annual rate of 0.75% of the average daily net assets of its Class B and C Shares.

     Colonial Money Market Fund and Colonial Municipal Money Market Fund do not pay a service fee on Class A shares.

     Colonial California Tax-Exempt Fund, Colonial Connecticut Tax-Exempt Fund, Colonial Florida Tax-Exempt Fund, Colonial Massachusetts Tax-Exempt Fund, Colonial Michigan Tax-Exempt Fund, Colonial Minnesota Tax-Exempt Fund, Colonial New York Tax-Exempt Fund, Colonial North Carolina Tax-Exempt Fund and Colonial Ohio Tax-Exempt Fund each pays a service fee at the annual rates of:

     (A) 0.10% of the net assets attributable to its outstanding Class A and Class B Shares issued prior to December 1, 1994, and

     (B) 0.25% of the net assets attributable to its outstanding Class A, B and C Shares issued thereafter.

     The Colonial Fund and Colonial Select Value Fund each pays a service fee at the annual rates of: (A) 0.15% of the net assets attributable to its outstanding Class A and B Shares issued prior to April 1, 1989, and (B) 0.25% of the net assets attributable to its outstanding Class A, B and C Shares issued thereafter.

     Colonial Strategic Income Fund pays a service fee at the annual rates of:

     (A) 0.15% of its net assets attributable to its outstanding Class A and B Shares issued prior to January 1, 1993, and

     (B) 0.25% of the net assets attributable to its outstanding Class A, B and C Shares issued thereafter.

     Colonial Short Duration U.S. Government Fund and Colonial Intermediate Tax-Exempt Fund each pays a service fee at the annual rate of 0.20% of the net assets of its Class A, B and C Shares and a distribution fee at an annual rate of 0.65% of the average daily net assets of its Class B and C Shares.

     Colonial Strategic Balanced Fund, Newport Europe Fund and Liberty-Stein Roe Advisor Floating Rate Advantage Fund each pays an annual distribution fee not exceeding 0.10% of the average net assets of its Class A Shares.

     Liberty-Stein Roe Advisor Floating Rate Advantage Fund and Colonial Investment Grade Bond Fund each pays an annual distribution fee not exceeding 0.45% of the average net assets of its Class B Shares and 0.55% of the average net assets of its Class C Shares.

B.   PLANS APPLYING TO OTHER CLASSES OF SHARES

Stein Roe Advisor Tax-Managed Growth Fund:

     Class E Shares. Class E shares pay a service fee at the annual rate of 0.25% of the net assets of the Class and a distribution fee at the annual rate of 0.10% of the average daily net assets of the Class.

     Class F Shares. Class F Shares pay a service fee at the annual rate of 0.25% of the net assets of the Class and a distribution fee at the annual rate of 0.75% of the average daily net assets of the Class.

     Class G Shares. Class G Shares pay LFDI a service fee at the annual rate of 0.25% of the net assets of the Class and a distribution fee at the annual rate of 0.10% of the aggregate net asset value of Class G Shares outstanding less than five years from the date of purchase and 0.25% of the average daily net assets of Class G Shares outstanding for five years or more.

     Class H Shares. Class H Shares pay a service fee at the annual rate of 0.25% of the net assets of the Class and a distribution fee at the annual rate of 0.75% of the average daily net assets of the Class.

Colonial Strategic Income Fund:

     Class J Shares. Class J Shares pay a service fee at the annual rate of 0.25% of the net assets of the Class and a distribution fee at the annual rate of 0.35% of the average daily net assets of the Class.

     Stein Roe Advisor Tax-Managed Value Fund also pays an annual distribution fee not exceeding 0.05% of the average net assets of its Class A Shares.

The following Funds do not have 12b-1 Plans for the specified classes of shares:

     Crabbe Huson Small Cap Fund, Crabbe Huson Equity Fund, Crabbe Huson Managed Income & Equity Fund, Crabbe Huson Contrarian Income Fund: Class I Shares.

     Newport Tiger Fund: Class T and Class Z Shares.

     Colonial Strategic Income Fund, Colonial Income Fund, Colonial Intermediate U.S. Government Fund, Colonial Federal Securities Fund, Newport Greater China Fund, Colonial International Horizons Fund, Crabbe Huson Real Estate Investment Fund, Colonial Counselor Select Income Portfolio, Colonial Counselor Select Balanced Portfolio, Colonial Counselor Select Growth Portfolio, Newport Asia Pacific Fund, Colonial Small Cap Value Fund, Colonial U.S. Growth & Income Fund, The Colonial Fund, Colonial High Yield Securities Fund, Colonial Utilities Fund, Colonial Value Fund, Colonial Select Value Fund, Stein Roe Advisor Tax-Managed Growth Fund, Newport Tiger Cub Fund, Newport Japan Opportunities Fund, Stein Roe Advisor Tax-Managed Value Fund, Newport Europe Fund, Liberty-Stein Roe Advisor Floating Rate Advantage Fund and Colonial Investment Grade Bond Fund: Class Z Shares.

II.  Payments of Fees Under the Plan

     Each Fund shall make all payments of service and distribution fees under this Plan to Liberty Funds Distributor, Inc. (LFDI) monthly, on the 20th day of each month or, if such day is not a business day, on the next business day thereafter. No Fund shall pay, nor shall LFDI be entitled to receive, any amount under this Plan if such payment would result in LFDI receiving amounts in excess of those permitted by applicable law or by rules of the National Association of Securities is Dealers, Inc.

III. Use of Fees.

     LFDI may pay part or all of the service and distribution fees it receives from a Fund as commissions to financial service firms that sell Fund Shares or as reimbursements to financial service firms or other entities that provide shareholder services to record or beneficial owners of shares (including third party administrators of qualified plans). This provision does not obligate LFDI to make any such payments nor limit the use that LFDI may make of the fees it receives.

IV.  Reporting

     LFDI shall provide to the Trust's Trustees, and the Trustees shall review, at least quarterly, reports setting forth all Plan expenditures, and the purposes for those expenditures. Amounts payable under this paragraph are subject to any limitations on such amounts prescribed by applicable laws or rules.

V.   Other Payments Authorized

     Payments by the Trust to LFDI and its affiliates (including Colonial Management Associates, Inc.) other than as set forth in Section I which may be indirect financing of distribution costs are authorized by this Plan.

VI.  Continuation; Amendment; Termination

     This Plan shall continue in effect with respect to a Class of Shares only so long as specifically approved for that Class at least annually as provided in the Rule. The Plan may not be amended to increase materially the service fee or distribution fee with respect to a Class of Shares without such shareholder approval as is required by the Rule and any applicable orders of the Securities and Exchange Commission, and all material amendments of the Plan must be approved in the manner described in the Rule. The Plan may be terminated with respect to any Class of Shares at any time as provided in the Rule without payment of any penalty. The continuance of the Plan shall be effective only if the selection and nomination of the Trust's Trustees who are not interested persons (as defined under the Act) of the Trust is effected by such non-interested Trustees as required by the Rule.

                  Approved by the  Trustees as of the date set forth above:

                  By: Nancy L. Conlin, Secretary For Each Trust

APPENDIX 1

Trust    Series
Liberty Funds Trust I
         Colonial High Yield Securities Fund
         Colonial Income Fund
         Colonial Strategic Income Fund
         Stein Roe Advisor Tax-Managed Growth Fund
         Stein Roe Advisor Tax-Managed Value Fund

Liberty Funds Trust II
         Colonial Money Market Fund
         Colonial Intermediate U.S. Government Fund
         Colonial Short Duration U.S. Government Fund
         Newport Tiger Cub Fund
         Newport Japan Opportunities Fund
         Newport Greater China Fund

Liberty  Funds Trust III
         Colonial  Select Value Fund
         The Colonial  Fund
         Colonial Federal   Securities   Fund
         Colonial   Global  Equity  Fund
         Colonial International  Horizons Fund
         Colonial  Strategic Balanced Fund
         Colonial Global  Utilities  Fund
         Crabbe  Huson  Small Cap Fund
         The Crabbe  Huson Special Fund
         Crabbe Huson Equity Fund
         Crabbe Huson Real Estate Investment Fund
         Crabbe Huson Managed Income & Equity Fund
         Crabbe Huson Oregon Tax-Free Fund
         Crabbe Huson Contrarian Income Fund
         Crabbe Huson Contrarian Fund

Liberty Funds Trust IV
         Colonial High Yield  Municipal  Fund
         Colonial  Intermediate  Tax-Exempt Fund
         Colonial Tax-Exempt Fund
         Colonial Tax-Exempt Insured Fund
         Colonial Municipal Money Market Fund
         Colonial  Utilities Fund
         Colonial Counselor Select Income Portfolio
         Colonial  Counselor Select Balanced  Portfolio
         Colonial Counselor Select Growth Portfolio

Liberty Funds Trust V
         Colonial Massachusetts  Tax-Exempt Fund
         Colonial Connecticut Tax-Exempt Fund
         Colonial  California  Tax-Exempt Fund
         Colonial Michigan Tax-Exempt Fund
         Colonial  Minnesota  Tax-Exempt  Fund
         Colonial New York Tax-Exempt Fund
         Colonial North Carolina  Tax-Exempt  Fund
         Colonial Ohio Tax-Exempt Fund
         Colonial Florida Tax-Exempt Fund

Liberty Funds Trust VI
         Colonial U.S. Growth & Income Fund
         Colonial Small Cap Value Fund
         Colonial Value Fund
         Newport Asia Pacific Fund

Liberty Funds Trust VII
         Newport Tiger Fund
         Newport Europe Fund

Liberty-Stein Roe Advisor Floating Rate Advantage Fund

Colonial Investment Grade Bond Fund